Policy Specifications

Policy Number [SPECIMEN]

Insured:	[JOHN DOE]	Issue Age and Sex:	[35] [MALE]

Premium Class:		[STANDARD TOBACCO]

Death Benefit Qualification Test:		[Guideline Premium Test]

Underwriting Type:		[Fully Underwritten]

Owner:		[JOHN DOE]

Initial Specified Amount:	$[100,000]	Policy Date:	[MAY 1, 2023]
Minimum Specified Amount:	$[100,000]	Date of Issue:	[MAY 1, 2023]
Monthly Anniversary Day:	[01]

Plan of Insurance:	INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE

Separate Account:	[Lincoln Life Flexible Premium Variable Life Account M]

NOTE:
This Policy provides life insurance coverage to the death of the Insured if sufficient premiums are paid.  The duration of coverage will depend on the amount, timing, and frequency of premium payments, Premium Loads, interest credited, Cost of Insurance, Administrative Fees, investment performance of the Separate Account, any loans or partial surrenders and the cost of additional benefits.  The Planned Premium may need to be increased to keep this Policy and the coverage In Force.

Premium Payments:	Planned Premium: $[1,303.97]
Premiums payable until the Insured’s Attained Age [121]. Additional premium payments may vary by frequency or amount.

Payment Mode:	[ANNUALLY]

Minimum Additional Premium Payment Amount:	No premium payment may be less than $[200.00] Annually or $[15.00] if paid by electronic funds transfer.

Beneficiary:	[As named in the application for this Policy, unless later changed.]

Guaranteed Minimum Fixed Account Interest Rate:	[1.00]% annual effective rate ([0.00272616]% daily)

Guaranteed Minimum Persistency Bonus Rate Credited to Fixed Account and each Sub-Account:	[0.01% annual effective rate ([0.00083330]% monthly) in Policy Year(s) [21 and thereafter].

Policy Specifications

Policy Number [SPECIMEN]

Minimum Specified Amount Increase:	$[1,000]

Maximum Attained Age for a Specified Amount Increase:	Increases in Specified Amount not allowed after the Insured reaches Attained Age [85].

Maximum Number of Specified Amount Increases per Policy Year:	[Increases not allowed] in Policy Year(s) [1]; and [1] in Policy Year(s) [2 and thereafter].

Minimum Specified Amount Decrease:	$[1,000]

Maximum Number of Specified Amount Decreases per Policy Year:	[Decreases not allowed] in Policy Year(s) [1]; and [1] in Policy Year(s) [2 and thereafter].

Loan Information

Minimum Loan Amount:	$[500.00]

Minimum Loan Repayment Amount:	$[25.00]

Loans

Loan Interest Rate Charged:	[6.00]% annual effective rate in Policy Year(s) [1 and thereafter].

Guaranteed Minimum Loan Account Credited Interest Rate:	[5.00]% annual effective rate ([0.01336806]% daily) in Policy Year(s) [1 and thereafter].

Partial Surrenders

Amount of Partial Surrenders:
Must be at least $500.00; and/or not more than 90.00% of the Surrender Value of this policy as of the end of the Valuation Period ending on the Valuation Day on which the request is received in a form acceptable to us.

Partial Surrender Fee:	Not to exceed $[35.00]

Transfers

Minimum Transfer Amount:	$[50.00] or the entire value of the Sub-Account being transferred, whichever is less.

Minimum Remaining Value of any Sub-Account After a Transfer:	$100.00 unless the entire value of the Sub-Account is being transferred.

Sub-Account for Limited Use:	[money market Sub-Account]

Account(s) available from which to transfer funds for Dollar Cost Averaging:	[money market Sub-Account Fixed Account (may be elected at policy issue only)]

Policy Specifications

Policy Number [SPECIMEN]

Riders and Benefits Charges

No-Lapse Enhancement Rider

[ Guaranteed Minimum Death Benefit Option (GMDB Option): Option 2
The Initial Specified Amount less any decreases in the Specified Amount. ]

The credits, charges and expenses below are used only to determine the reference No-Lapse Value under the No-Lapse Enhancement Rider, and are not used to determine the Accumulation Value or death benefit provided by the Policy.

[No-Lapse Value Premium Credit
We will apply a credit as a percentage of each premium payment received as shown below. After the Insured’s Attained Age 121, no further premium payments may be made.

[20.00]% in Policy Year(s) [11 and thereafter]. ]

No-Lapse Value Premium Load
We will deduct a No-Lapse Value Premium Load from each premium payment. The No-Lapse Value Premium Load is calculated by multiplying each premium payment by the applicable percentage shown below.  After the Insured’s Attained Age 121, no further premium payments may be made.

[22.50]% in Policy Year(s) [1-8]; [10.00]% in Policy Year(s) [9-10]

No-Lapse Value Monthly Policy Fee
We will deduct a fee of:
$[15.00] per month during Policy Year(s) [1-70].

No-Lapse Value Monthly Administrative Fee
We will deduct a monthly charge of $[0.73223] per $1,000 of the greater of the Initial Specified Amount or the current Specified Amount for the first [240] Policy Months from the Policy Date. The rate used to calculate the monthly charge varies by the Insured’s Sex (if applicable), Premium Class, and Issue Age.

Policy Specifications

Policy Number [SPECIMEN]

No-Lapse Enhancement Rider

No-Lapse Value Credited Interest:

Insured’s Attained Age	Daily Rate	Annual Effective Rate	Insured’s Attained Age	Daily Rate	Annual Effective Rate

[35	0.013368%	5.00%	[65	0.012060%	4.50%
36	0.013368%	5.00%	66	0.012060%	4.50%
37	0.013368%	5.00%	67	0.012060%	4.50%
38	0.013368%	5.00%	68	0.012060%	4.50%
39	0.013368%	5.00%	69	0.012060%	4.50%
40	0.013368%	5.00%	70	0.012060%	4.50%
41	0.013368%	5.00%	71	0.012060%	4.50%
42	0.013368%	5.00%	72	0.012060%	4.50%
43	0.013368%	5.00%	73	0.012060%	4.50%
44	0.013368%	5.00%	74	0.012060%	4.50%
45	0.013368%	5.00%	75	0.012060%	4.50%
46	0.013368%	5.00%	76	0.012060%	4.50%
47	0.013368%	5.00%	77	0.012060%	4.50%
48	0.013368%	5.00%	78	0.012060%	4.50%
49	0.013368%	5.00%	79	0.012060%	4.50%
50	0.013368%	5.00%	80	0.012060%	4.50%
51	0.013368%	5.00%	81	0.012060%	4.50%
52	0.013368%	5.00%	82	0.012060%	4.50%
53	0.013368%	5.00%	83	0.012060%	4.50%
54	0.013368%	5.00%	84	0.012060%	4.50%
55	0.012715%	4.75%	85	0.012060%	4.50%
56	0.012715%	4.75%	86	0.012060%	4.50%
57	0.012715%	4.75%	87	0.012060%	4.50%
58	0.012715%	4.75%	88	0.012060%	4.50%
59	0.012715%	4.75%	89	0.012060%	4.50%
60	0.012715%	4.75%	90	0.012060%	4.50%
61	0.012715%	4.75%	91 and	0.012060%	4.50%]
62	0.012715%	4.75%	later
63	0.012715%	4.75%
64	0.012715%	4.75%]

Policy Specifications

Policy Number [SPECIMEN]

No-Lapse Enhancement Rider

Table of No-Lapse Factors for No-Lapse Value Provision

The monthly No-Lapse Factors below vary by the Insured’s sex (if applicable), Issue Age, Premium Class, and the Policy Year. If the Insured is in a rated Premium Class, the No-Lapse Factor will be equal to (1) multiplied by (2), multiplied by (3), plus (4), where:

(1)	is the monthly rate from the table below;
(2)	is the No-Lapse Value Provision Risk Factor, if any, shown in the Policy Specifications;
(3)	is any applicable reduction factor from the Table of Funding Level Threshold Percentages for the No-Lapse Value Provision; and
(4)	is the Annual Flat Extra amount, if any, shown in the Policy Specifications divided by 12.

The No-Lapse Factors are used only to determine the reference No-Lapse Value Cost of Insurance, and are not used in calculating the Accumulation Value or death benefit provided by the Policy.

Policy Year	Monthly Rate	Policy Year	Monthly Rate	Policy Year	Monthly Rate

[1	0.00001	26	1.35935	51	11.81206
2	0.00002	27	1.49724	52	12.94801
3	0.00047	28	1.66360	53	14.17221
4	0.00100	29	1.84841	54	15.46210
5	0.00107	30	2.03748	55	16.80008
6	0.00115	31	2.22410	56	18.16837
7	0.00126	32	2.40410	57	19.40523
8	0.00139	33	2.57913	58	20.67027
9	0.00154	34	2.76345	59	21.98111
10	0.00172	35	2.94615	60	23.34419
11	0.03980	36	3.16750	61	24.85705
12	0.08484	37	3.40992	62	26.19622
13	0.13811	38	3.73977	63	27.61193
14	0.19213	39	4.07151	64	29.11098
15	0.25215	40	4.40683	65	30.69938
16	0.32368	41	4.79707	66	32.38239
17	0.40704	42	5.21287	67	33.66029
18	0.51157	43	5.69390	68	35.01097
19	0.63450	44	6.25049	69	36.43322
20	0.78729	45	6.88457	70	37.93389
21	0.88078	46	7.56260	71 and	0.00000]
22	0.97595	47	8.32286	later
23	1.07699	48	9.09107
24	1.15634	49	9.89784
25	1.24822	50	10.77656

Policy Specifications

Policy Number [SPECIMEN]

No-Lapse Enhancement Rider

Table of Funding Level Threshold Percentages for the No-Lapse Value Provision

On each Monthly Anniversary Day, the monthly No-Lapse Factor is multiplied by a reduction factor of [0.410], if at each Policy Year the current Funding Level described in the No-Lapse Enhancement Rider exceeds the applicable Funding Level Threshold Percentage.

Policy Year	Threshold Percentage	Policy Year	Threshold Percentage	Policy Year	Threshold Percentage

[1	0.00%	26	9.21%	51	49.82%
2	0.13%	27	10.14%	52	50.83%
3	0.20%	28	11.09%	53	51.72%
4	0.30%	29	12.04%	54	52.46%
5	0.40%	30	13.00%	55	53.03%
6	0.51%	31	13.94%	56	53.43%
7	0.63%	32	14.89%	57	53.66%
8	0.75%	33	15.86%	58	53.68%
9	0.88%	34	16.84%	59	53.46%
10	1.01%	35	17.84%	60	52.95%
11	1.14%	36	18.86%	61	52.05%
12	1.27%	37	20.55%	62	50.72%
13	1.62%	38	22.31%	63	48.85%
14	1.98%	39	24.14%	64	46.27%
15	2.34%	40	26.05%	65	42.78%
16	2.70%	41	28.02%	66	38.11%
17	3.05%	42	30.06%	67	32.02%
18	3.39%	43	32.16%	68	24.08%
19	3.71%	44	34.30%	69	13.68%
20	4.01%	45	36.48%	70 and	0.00%]
21	4.83%	46	38.69%	later
22	5.66%	47	40.91%
23	6.52%	48	43.14%
24	7.39%	49	45.38%
25	8.29%	50	47.62%

Policy Specifications

Policy Number [SPECIMEN]

No-Lapse Enhancement Rider

The charges and expenses below are used only to determine the reference Reset Account Value under the No-Lapse Enhancement Rider, and are not used to determine the Accumulation Value or death benefit provided by the Policy.

Reset Account Value Premium Load
We will deduct a Reset Account Value Premium Load from each premium payment. The Reset Account Value Premium Load is calculated by multiplying each premium payment by the applicable percentage shown below.  After the Insured’s Attained Age 121, no further premium payments may be made.

[10.00%] in Policy Year(s) [1-5]; [6.00]% in Policy Year(s) [6-10]; [3.00]% in Policy Year(s) [11 and thereafter].

Reset Account Value Monthly Administrative Fee
The Reset Account Value Monthly Administrative Fee is a monthly charge of $[0.08333] per $1,000 of the greater of the Initial Specified Amount or the current Specified Amount for the first [120] Policy Months from the Policy Date.  The rate used to calculate the monthly charge varies by the Insured’s sex (if applicable), Premium Class, and Issue Age.

Reset Account Value Credited Interest Rate:	[0.002726]% daily ([1.00]% annual effective rate) in Policy Years [1-86].

Policy Specifications

Policy Number [SPECIMEN]

No-Lapse Enhancement Rider

Table of Reset Factors for Reset Account Value Provision

The monthly Reset Factors below vary by the Insured’s sex (if applicable), Issue Age, Premium Class, and the Policy Year. If the Insured is in a rated Premium Class, the Reset Factor will be equal to (1) multiplied by (2), plus (3), where:

(1)	is the monthly rate from the table below;
(2)	is the Reset Account Value Provision Risk Factor, if any, shown in the Policy Specifications; and
(3)	is the Annual Flat Extra amount, if any, shown in the Policy Specifications divided by 12.

The Reset Factors are used only to determine the reference Reset Account Value Cost of Insurance, and are not used in calculating the Accumulation Value or death benefit provided by the Policy.

Policy Year	Monthly Rate	Policy Year	Monthly Rate	Policy Year	Monthly Rate	Policy Year	Monthly Rate

[1	0.07334	26	1.35935	51	11.81206	76	51.73391
2	0.09251	27	1.49724	52	12.94801	77	54.60665
3	0.11418	28	1.66360	53	14.17221	78	57.67409
4	0.13418	29	1.84841	54	15.46210	79	60.94980
5	0.15502	30	2.03748	55	16.80008	80	64.44883
6	0.17753	31	2.22410	56	18.16837	81	68.18682
7	0.19754	32	2.40410	57	19.40523	82	72.18101
8	0.21838	33	2.57913	58	20.67027	83	76.45137
9	0.24256	34	2.76345	59	21.98111	84	81.01778
10	0.27257	35	2.94615	60	23.34419	85	83.33333
11	0.31010	36	3.16750	61	24.85705	86	83.33333
12	0.35513	37	3.40992	62	26.19622	87 and	0.00000]
13	0.40600	38	3.73977	63	27.61193	Later
14	0.45771	39	4.07151	64	29.11098
15	0.50192	40	4.40683	65	30.69938
16	0.53779	41	4.79707	66	32.38239
17	0.58034	42	5.21287	67	33.66029
18	0.63874	43	5.69390	68	35.01097
19	0.70466	44	6.25049	69	36.43322
20	0.78144	45	6.88457	70	37.93389
21	0.86158	46	7.56260	71	39.87487
22	0.95675	47	8.32286	72	41.94705
23	1.04359	48	9.09107	73	44.16014
24	1.12126	49	9.89784	74	46.52136
25	1.19643	50	10.77656	75	49.04367

Policy Specifications

Policy Number [SPECIMEN]

Table of Surrender Charges

See Surrender Provisions for an explanation of when this table will be used.

Policy Year	Surrender Charge as of Beginning of Policy Year

[1	[$2,910.00
2	$2,862.00
3	$2,814.00
4	$2,766.00
5	$2,718.00
6	$2,669.00
7	$2,621.00
8	$2,572.00
9	$2,523.00
10	$2,473.00
11	$2,423.00
12	$1,937.00
13	$1,421.00
14	$926.00
15	$452.00
16 and thereafter]	$0.00]

Calculation of Surrender Charge for Decrease in Specified Amount
For decreases in Specified Amount, excluding full surrender of this Policy, the charge will be calculated as (1) divided by (2), then multiplied by (3), where:

(1)	is the amount of the decrease;
(2)	is the Initial Specified Amount; and
(3)	is the then applicable surrender charge from the Table of Surrender Charges shown above.

However, no charge will be applied where the decrease is caused by a partial surrender.

Policy Specifications

Policy Number [SPECIMEN]

Table of Expense Charges and Fees

The following expenses and fees are charged under this Policy:

Guaranteed Maximum Premium Load
We will deduct a Premium Load from each premium payment. The Premium Load is calculated by multiplying each premium payment by the applicable percentage, which will not exceed the amount(s) shown below.  After the Insured’s Attained Age 121, no further premium payments may be made.

[25.00]%	for Policy Year(s) [1 and thereafter].

Cost of Insurance
See the “Cost of Insurance” provision.  The Net Amount at Risk Discount Factor used in that provision is [1.00082954].

Guaranteed Maximum Monthly Administrative Fee
The Monthly Administrative Fee equals (1) plus (2) plus (3), where:
(1) is a monthly fee of $[15.00] for [86] Policy Years;
(2) [is a monthly charge of $[0.08583] per $1,000 of Initial Specified Amount for [240] Policy Months;]
(3) is a monthly charge per $1,000 for any increase in Specified Amount for [240] Policy Months following the date of increase.
The rate used to calculate the charges described in (2) and (3) above varies by the Insured’s sex, Premium Class, age (Issue Age for the charges in (2) or Attained Age on the date of the increase for the charges in (3)).

Guaranteed Maximum Mortality and Expense Risk ("M&E") Charge Rate
[1.15]% annually ([0.095833]% monthly) in Policy Year(s) [1-10]; [0.45]% annually ([0.037500]% monthly) in Policy Year(s) [11 and thereafter].

Transfer Fee
$[25.00] per transfer request for each transfer request in excess of [24] during any Policy Year.

Policy Specifications

Policy Number [SPECIMEN]

Table of Guaranteed Maximum Cost of Insurance Rates

The monthly Cost of Insurance rates per $1,000 of net amount at risk vary by the Insured’s sex, Premium Class, Attained Age, and the Policy Year but will not exceed the rates shown in the table below in accordance with the [Ultimate 2017 CSO Male/Female, Unismoke, age nearest birthday] mortality table.  If the Insured is in a rated Premium Class, the Guaranteed Maximum Cost of Insurance Rates shown in the table below will be adjusted to reflect the applicable Risk Factor and/or Flat Extra Monthly Insurance Cost, if any, shown in the Policy Specifications and described in the “Cost of Insurance Rates” provision.

Policy Year	Monthly Rate	Policy Year	Monthly Rate	Policy Year	Monthly Rate

[1	0.11418	31	0.88745	61	21.02807
2	0.12502	32	0.97846	62	22.59161
3	0.13502	33	1.07449	63	24.27707
4	0.14669	34	1.17889	64	26.13480
5	0.15836	35	1.29584	65	28.13051
6	0.17170	36	1.43205	66	30.22774
7	0.18420	37	1.59337	67	32.21100
8	0.19504	38	1.78150	68	34.19746
9	0.20004	39	1.99899	69	36.14953
10	0.20588	40	2.24335	70	38.03086
11	0.21171	41	2.51129	71	39.80369
12	0.21755	42	2.80032	72	41.43433
13	0.22255	43	3.11132	73	43.77960
14	0.22839	44	3.44936	74	46.26314
15	0.23422	45	3.82877	75	48.89512
16	0.24423	46	4.26058	76	51.68322
17	0.25757	47	4.75837	77	54.63909
18	0.27341	48	5.30550	78	57.77384
19	0.29175	49	5.98477	79	61.09802
20	0.31260	50	6.76462	80	64.62542
21	0.33761	51	7.66413	81	68.37036
22	0.36597	52	8.69749	82	72.34581
23	0.39849	53	9.86639	83	76.56919
24	0.43519	54	11.17176	84	81.05868
25	0.47856	55	12.56765	85	83.33333
26	0.52778	56	14.03766	86	83.33333
27	0.58534	57	15.53343	87 and	0.00000]
28	0.64959	58	17.01379	later
29	0.72219	59	18.46995
30	0.80231	60	19.82801

Policy Specifications

Policy Number [SPECIMEN]

Corridor Percentages Table

Death Benefit Qualification Test: [Guideline Premium Test]

See the “Death Benefit Proceeds” provision and “Income Tax on Death Benefits” provision for an explanation of how this table will be used.

Insured’s Attained Age	Corridor Percentage	Insured’s Attained Age	Corridor Percentage

[35-40	250%	60	130%
41	243%	61	128%
42	236%	62	126%
43	229%	63	124%
44	222%	64	122%

45	215%	65	120%
46	209%	66	119%
47	203%	67	118%
48	197%	68	117%
49	191%	69	116%

50	185%	70	115%
51	178%	71	113%
52	171%	72	111%
53	164%	73	109%
54	157%	74	107%

55	150%	75-90	105%
56	146%	91	104%
57	142%	92	103%
58	138%	93	102%
59	134%	94	101%

		95	100%]
		and later

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